FINANCIAL STATEMENTS


                        PROFIT SHARING RETIREMENT PLAN
                               FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES

                            JULY 31, 1993 AND 1992





                         INDEPENDENT AUDITOR'S REPORT



To the Administrative Committee of
the Profit Sharing Retirement Plan for
the Employees of Optical Radiation
Corporation and Subsidiaries:


I have audited the accompanying statement of net assets available for benefits of the Profit Sharing Retirement Plan for the Employees of Optical Radiation Corporation and Subsidiaries as of July 31, 1993 and July 31, 1992, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Profit Sharing Retirement Plan for the Employees of Optical Radiation Corporation and Subsidiaries as of July 31, 1993 and July 31, 1992, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.




/s/   Mark L. Jenkins
- --------------------------
Mark L. Jenkins, CPA

Orange, California 92666
January 20, 1994

                PROFIT SHARING RETIREMENT PLAN FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF NET ASSETS AVAILABLE
                                 FOR BENEFITS



                                                          July 31,
                                                    1993              1992
                                                  ----------        ---------
ASSETS
Investments, at fair value
   Vanguard money market prime portfolio        $  4,079,617    $  3,777,661
   VFIS - short term bond portfolio                1,048,347       1,120,324
   Primecap Fund                                   1,103,075         724,082
   Vanguard equity income fund                     1,532,707       1,081,249
   Optical Radiation Corporation
      common stock fund                            1,107,313         965,361
                                                  ----------      ----------
         Total Investments                         8,871,059       7,668,677
                                                  ----------      ----------
Receivables
   Employers' contributions                        1,325,000       1,200,569
   Participants' contributions                        32,695          30,266
                                                  ----------      ----------
                                                   1,357,695       1,230,835
                                                  ----------      ----------
   Participant's loans                               710,776         581,875
                                                                    ----------
- ----------

         Total Assets                             10,939,530       9,481,387
                                                  ----------      ----------
LIABILITIES
Amount due terminated employees                       49,153         163,625
                                                  ----------      ----------
Net Assets available for benefits               $ 10,890,377   $   9,317,762







The accompanying notes are an integral part of these financial statements.

                PROFIT SHARING RETIREMENT PLAN FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE
                                 FOR BENEFITS

                                                          July 31,
                                                    1993              1992
                                                 ----------        ----------
Additions to net assets attributed to:
Investments income
   Net appreciation (depreciation) in fair
      value of investments                      $     63,608    $  (383,557)
   Realized gains                                    243,903       (122,804)
   Interest                                           40,703          29,491
   Dividends                                         407,515         364,148
                                                  ----------      ----------
                                                     755,729       (112,722)
                                                  ----------      ----------
Contributions
   Employer                                        1,325,000       1,200,569
   Divisional transfers-in                           376,321
   Participants                                      380,447         299,842
                                                                    ----------
- ----------
                                                   2,081,768       1,500,411
                                                  ----------      ----------

      Total Additions                              2,837,497       1,387,689
                                                  ----------      ----------
Deduction from net assets attributed to:

Benefits paid to participants                      1,264,882         747,559
                                                  ----------      ----------
      Net Increase                                 1,572,615         640,130

Net assets available for benefits
      Beginning of year                            9,317,762       8,677,632
                                                                    ----------
- ----------
      End of year                            $    10,890,377   $   9,317,762


The accompanying notes are an integral part of these financial statements
                PROFIT SHARING RETIREMENT PLAN FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JULY 31, 1993 AND 1992

A.    Description of Plan

      The following description of the Profit Sharing Retirement Plan for
      Employees of Optical   Radiation Corporation and subsidiaries (Plan)
      provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      1. General. The Plan is a defined contribution plan covering all full-time employees of the Company who have one year of service and who are not employed in a bargaining unit. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      2. Contributions. Company contributions are made at the discretion of the Board of Directors. Participants may contribute amounts to their Personal Contribution Account for each payroll period during which they are an active participant.

      3. Participant Accounts. Each participant's account is credited with the participant's contribution and allocation of (a) the Company's contribution, (b) Plan earnings, and (c) forfeitures of terminated participants' non vested accounts. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

      4. Investment Options. A participant may elect to have contributions for such Plan year to their account held and invested in any one or more Investment Funds in such proportions as are permitted under the rules of the Plan.

      5. Vesting. Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Vesting in the remainder of their accounts is based on years of continuous service. A participant is 100 percent vested after seven years of vesting service.

      6. Payment Of Benefits. On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the account, or any other payment method elected by the participant allowed under the Plan.

      7. Loans. Participants or former participants may borrow against their Company Contribution Account and Personal Contribution Account with the approval of the Administrator in accordance with the provisions as established by the Plan.

      8. Investment Expenses. Optical Radiation Corporation is responsible for payment of all expenses related to the administration of the Plan.


                PROFIT SHARING RETIREMENT PLAN FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JULY 31, 1993 AND 1992
                                  (continued)


B.    Significant Accounting Policies

      The accounting records of the Plan are maintained on the cash basis by the trustee. The financial statements included herein include all material adjustments necessary to state them on an accrual basis.

      Marketable securities are stated at aggregate current value. The securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the year.

      The change in the difference between current value and the cost of investments is reflected in the consolidated statements of changes in net assets available for plan benefits as net appreciation in fair value of investments.

C.    Investments.

      At July 31, 1993, the Plan's investments are held by the Vanguard Group of Investment Companies. The following table presents the fair values of investments

                           Fair Value of Investments
                                                       July 31, 1993
                                                 Number of
                                                   Units          Fair Value
                                                 ----------       ----------
      Investments at Fair Value as
      Determined by Quoted Market Price

         Common Stock
            Optical Radiation Corporation
               Stock Fund                            162,125      $1,107,313
            Registered Investment Companies
               Vanguard money market prime
                  portfolio                        4,079,617       4,079,617
               VFIS-short term bond portfolio         95,652       1,048,347
               Primecap fund                          64,207       1,103,075
               Vanguard equity income fund           108,857       1,532,707
                                                                  ----------

                  Total Investments at Fair Value              $   8,871,059




                PROFIT SHARING RETIREMENT PLAN FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            JULY 31, 1993 AND 1992
                                  (continued)


                           NET CHANGE IN FAIR VALUE

                                                                   Year Ended
                                                                July 31, 1993
                                                                  -----------

Investments at Fair Value as Determined by Quoted
Market Price

      Common Stock
         Optical Radiation Corporation Stock Fund               $  (262,942)
      Registered Investment Companies
         Vanguard money market prime portfolio
         VFIS - short term bond portfolio                             21,998
         Primecap fund                                               161,508
         Vanguard equity income fund                                 143,044
                                                                  ----------

               Net Change in Fair Value                         $     63,608


D. Income Tax Status. The Internal Revenue Service has ruled that the Profit Sharing Retirement Plan for Employees of Optical Radiation Corporation is qualified under Section 401 of the Internal Revenue Service Code and is, therefore, not subject to tax under present income tax laws.

E. Plan Termination. Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provision of ERISA. In the event of plan termination, participants will become 100 percent vested in their accounts.

                PROFIT SHARING RETIREMENT PLAN FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES
                          ASSETS HELD FOR INVESTMENT
                           YEAR ENDED JULY 31, 1993


Schedule No. 1
Page 1 of 1

                                                                   Current
Identify of Issuer      Description of Investment      Cost        Value
- ------------------      -------------------------      --------    --------

Mutual Funds
- ------------

   Vanguard Group
      Vanguard Money
       Market
         Prime Portfolio   Shares Registered
                           Investment Company         $4,079,617  $4,079,617

   VFIS-Short Term
   Bond Portfolio          Shares Registered
                           Investment Company          1,026,349   1,048,347

   Primecap Fund           Shares Registered
                           Investment Company            941,567   1,103,075

   Vanguard Equity
    Income Fund            Shares Registered
                           Investment Company          1,389,663   1,532,707

Corporate Stock
- ---------------

   Optical Radiation
    Corporation            Shares Common Stock
                           Fund                       1,370,255    1,107,313
                                                      ---------    ---------
                                                    $  8,807,451  $8,871,059
The accompanying notes are an integral part of these financial statements.



                PROFIT SHARING RETIREMENT PLAN FOR EMPLOYEES OF
                OPTICAL RADIATION CORPORATION AND SUBSIDIARIES
              TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF
                  5% OF THE CURRENT VALUE OF THE PLAN ASSETS
                           YEAR ENDED JULY 31, 1993

Schedule No. 2
Single Transactions
Page 1 of 1



Identity of Party Involved    Description of Assets            Cost of Assets
- ------------------------      ----------------------           --------------

Optical Radiation Corp.       Purchase of Common Stock Fund     $    710,170

Vanguard Group
   VMMR - Prime Portfolio     Purchase of Mutual Funds             2,148,862

   VFISF - Short Term Bond    Purchase of Mutual Funds               474,949

   Primecap Fund              Purchase of Mutual Funds               523,785

   Vanguard Equity Income     Purchase of Mutual Funds               705,011

Identity of                                            Proceeds      Cost
Party Involved          Description of Assets          From Sales  of Assets
- --------------          ---------------------          ---------   ---------

Optical Radiation Corp. Sale of Common Stock Fund     $ 745,901   $  718,453

Vanguard Group
 VMMR-Prime             Sales of Registered Investment
   Portfolio            Companies Shares              1,846,905    1,846,905

 Vanguard Equity        Sale of Registered Investment
   Income               Companies Shares                355,187      314,802

 VFISF-Short Term       Sales of Registered Investment
   Bonds                Companies Shares                535,888      523,821

Primecap Fund           Sales of Registered Investment
                        Companies Shares                292,174      228,981





The accompanying notes are an integral part of these financial statements.